UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2004

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 491-9181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01—Entry Into A Material Definitive Agreement

On December 1, 2004, Imperial Sugar Company (the “Company”) entered into an improved senior credit facility provided by Bank of America, N.A. The $100 million revolving line, with a seasonal increase up to $125 million, will mature in December 2008 and provides more favorable pricing, terms and capital structure features than the existing multi-bank revolving facility that was entered into in December 2002. A copy of the Amended and Restated Credit Agreement is attached to this document as Exhibit 4. The Company issued a Press Release on this matter which is attached to this document as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits

Exhibits:

4	Amended and Restated Credit Agreement Dated December 1, 2004.

99.1	Press Release dated December 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: December 2, 2004	By:	/s/ Darrell D. Swank
Darrell D. Swank Senior Vice President and Chief Financial Officer (Principal Financial Officer)